EXHIBIT 6


                                   CSW CREDIT, INC.
                           ALLOWED RETURNS ON COMMON EQUITY
                                   DECEMBER 31, 1996




                                                    ALLOWED
                                                    RETURN


CPL
   - RETAIL                                          11.750%
   - WHOLESALE                                       12.300%

PSO
   - RETAIL                                          11.000%
   - WHOLESALE                                       12.300%

SWEPCO
   - ARKANSAS                                        14.600%
   - LOUISIANA                                       14.500%
   - TEXAS                                           15.700%
   - WHOLESALE                                       12.300%

WTU
   - RETAIL                                          11.375%
   - WHOLESALE                                       12.300%